Exhibit 13.2
TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED
Certification
     Pursuant to 18 U.S.C. § 1350, the undersigned, Lora Ho, Senior Vice President, Chief Financial Officer and Spokesperson of Taiwan Semiconductor Manufacturing Company Limited (the “Company”), hereby certifies, to her knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 15, 2011

By:	/s/ Lora Ho

	Name:	Lora Ho
	Title:	Senior Vice President,
Chief Financial Officer and Spokesperson
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.